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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 1997, except for Note 11 as to which the date is February 28, 1997, incorporated by reference in the Prospectus/Consent Solicitation Statement of GenPharm International, Inc. and Medarex, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-29953) and Prospectus of Medarex, Inc. for the registration of 14,246,575 shares of its common stock.


                                                  ERNST & YOUNG LLP


Princeton, New Jersey
August 15, 1997